                                                                       EXHIBIT 4

                              As of July 17, 1996



The News Corporation Limited
1211 Avenue of the Americas
New York, New York  10036

Gentlemen:

          This Memorandum of Understanding (this "Memorandum") confirms our mutual agreements regarding the direct and indirect acquisition by The News Corporation Limited, a South Australia corporation ("News Corp."), of all of the outstanding shares of common stock of New World Communications Group Incorporated, a Delaware corporation (the "Company"), and all of the outstanding shares of capital stock of NWCG Holdings Corporation ("Holdings"), a Delaware corporation and a wholly owned subsidiary of NWCG (Parent) Holdings Corporation, a Delaware corporation (the "Parent"), and sets forth our agreements with respect to certain matters related thereto.

          The parties hereto hereby agree as follows:

          1.   The Stock Purchase and the Merger.  Subject to the terms and
               ---------------------------------
conditions hereof, as such terms may be incorporated into (i) a definitive Merger Agreement (the "Merger Agreement") among News Corp., Acquiror Sub (a wholly owned subsidiary of News Corp. to be established by News Corp. for the purpose of facilitating the transactions contemplated thereby), and the Company,
(ii) a Stock Purchase Agreement (the "Stock Purchase Agreement"), between News Corp. and Parent, and (iii) a Purchase Agreement (the "Real Estate Purchase Agreement") between News Corp. and 1440 Sepulveda Partners, a California limited partnership and an affiliate of Parent (the "Partnership") (the Merger Agreement, the Stock Purchase Agreement, the Real Estate Purchase Agreement and all other agreements and instruments necessary to
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As of July 17, 1996
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consummate the transactions contemplated hereby and thereby, the "Definitive
Agreements"), (i) News Corp. shall acquire from Parent (x) all of the outstanding shares of capital stock of the Company held by Parent, free and clear of any liens, charges or encumbrances and (y) all of the outstanding shares of capital stock of Holdings, free and clear of any liens, charges or encumbrances (collectively, the "Stock Purchase"), (ii) Acquiror Sub shall merge with and into Company (the "Merger") and (iii) Parent and News Corp. shall consummate certain other transactions as set forth below.

          The Stock Purchase. Pursuant to the Stock Purchase Agreement, on the Closing Date (as defined below), simultaneously with and conditioned upon the Merger, News Corp. shall purchase from Parent, and Parent will sell to News Corp., (i) all of the outstanding shares of capital stock of the Company held by Parent and (ii) all of the outstanding shares of capital stock of Holdings, in consideration of the issuance to Parent of that number of American Depositary Shares (the "News Corp. Preferred ADRs"), each of which represents four fully paid and nonassessable shares of Preferred Limited Voting Ordinary Shares, par value A$.50 per share, of News Corp. (the "News Corp. Preferred Stock"), equal to (x) the product of (A) the number of shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company directly or indirectly owned by Parent or Holdings as of the effective time of the Merger (the "Effective Time") and (B) 1.45 (the "Exchange Ratio"), less (y) the number
                                                            ----
determined by dividing (A) the accreted value as of the Closing Date of the Senior Notes due 1999 (the "Holdings Notes") of Holdings by (B) $18.625.

          The Real Estate Purchase. On the Closing Date, News Corp. shall purchase from the Partnership, and the Partnership shall sell to News Corp., in accordance with Section 4(g), that certain real property located at 1440 South Sepulveda Boulevard, in the City and County of Los Angeles, State of California, the legal description of which is set forth in Exhibit A hereto, including the
                                               ---------
building and all related improvements and facilities, together with all rights, privileges, easements, hereditaments and appurtenances thereunto (the "Real Property")
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As of July 17, 1996
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for a purchase price, payable in cash, equal to $50 million (the "Real Property
Purchase Price"); provided, however, in the event that the principal amount
                  --------  -------
outstanding pursuant to the Loan Agreement, dated as of April 14, 1995 (the "Real Property Loan Agreement"), by and between the Partnership and Credit Lyonnais Cayman Island Branch shall not have been repaid on or prior to the Closing Date and all liens and encumbrances relating thereto shall not have been released, the Real Property Purchase Price shall be reduced by the principal amount outstanding under the Real Property Loan Agreement at the Closing Date and the amount required to release all such liens and encumbrances. The purchase price for the Real Property shall be paid by wire transfer of immediately available funds to a bank account designated by the Partnership not later than two business days prior to the Closing Date. In connection with such purchase, the sublease, dated April 14, 1995, between New World Entertainment, Ltd., as sublessor, and Andrews Group Incorporated ("AGI"), as sublessee, shall be terminated without any continuing liability of AGI.

          The Four Star Notes. As of the date hereof, there is $46.2 million aggregate principal amount of Senior Notes due 1999 (the "Four Star Notes") of Four Star Holdings Corp. ("Four Star") outstanding. Four Star is the account party with respect to an aggregate of $49.15 million of letters of credit related to the Four Star Notes (the "Letters of Credit"). At the Effective Time, News Corp. shall assume all of the obligations under, and shall hold Four Star and its affiliates harmless against all obligations and liabilities under, the Four Star Notes and shall permit itself or one or more of its affiliates to be substituted in all respects for Four Star, as of the Effective Time, in respect of all obligations and liabilities under the Letters of Credit and shall permit all of the collateral related to the Letters of Credit to be released and returned to the pledgor thereof as of the Effective Time.

          The Merger. Upon the terms and subject to the conditions set forth herein, Acquiror Sub will merge with and into the Company with the Company as the surviving corporation in the Merger, and the separate existence of
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the Acquiror Sub shall cease.  As a result of the Merger and without any action on the part of any holder of outstanding shares of capital stock of the Company, at the Effective Time:

          (a) Each share of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company (other than shares owned by the Company as treasury stock and shares owned by News Corp., Acquiror Sub or any other subsidiary of News Corp., which shall be treated as described below) shall be converted into the right to receive 1.45 (the "Exchange Ratio") News Corp. Preferred ADRs.

          (b) Each share of Class B Common Stock (other than shares owned by the Company as treasury stock and shares owned by News Corp., Acquiror Sub or any other subsidiary of News Corp., which shall be treated as described below) shall be converted into the right to receive the Exchange Ratio of News Corp. Preferred ADRs.

          (c) If the Company Series A Preferred Stock Approval (as defined below) is obtained, each share of 6.375% Cumulative Redeemable Convertible Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), of the Company (other than shares owned by the Company as treasury stock and shares owned by News Corp., Acquiror Sub or any other subsidiary of News Corp., which shall be treated as described below) shall be converted into the right to receive the number of News Corp. Preferred ADRs equal to the product of (x) the Exchange Ratio and (y) the number of shares of Class B Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to the Effective Time. In the event that the Company Series A Preferred Stock Approval is not obtained, in accordance with the terms of the Series A Preferred Stock, each share of Series A Preferred Stock outstanding at the Effective Time shall remain outstanding and, in accordance with the terms thereof, shall thereafter be convertible into the right to receive the number of News Corp. Preferred ADRs determined in accordance with its terms, based upon the Exchange Ratio.
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As of July 17, 1996
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          (d)  If the Company Series E Preferred Stock Approval (as defined below) is obtained, each share of Series E Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), of the Company (other than shares owned by the Company as treasury stock and shares owned by News Corp., Acquiror Sub or any other subsidiary of News Corp., which shall be treated as described below) shall be converted into the right to receive the number of News Corp. Preferred ADRs equal to the product of (x) the Exchange Ratio and (y) the number of shares of Class A Common Stock issuable upon conversion of the Series E Preferred Stock immediately prior to the Effective Time. In the event that the Company Series E Preferred Stock Approval is not obtained, in accordance with the terms of the Series E Preferred Stock, each share of Series E Preferred Stock outstanding at the Effective Time shall remain outstanding and, in accordance with the terms thereof, shall thereafter be convertible into the right to receive the number of News Corp. Preferred ADRs determined in accordance with its terms, based upon the Exchange Ratio.

          All shares of capital stock of the Company that are owned by the Company as treasury stock and any shares of capital stock of the Company owned by News Corp., Acquiror Sub or any other subsidiary of News Corp., including the shares of Series B Junior Convertible Preferred Stock, par value $.01 per share, of the Company, the shares of Series C Senior Preferred Stock, par value $.01 per share, of the Company held by a subsidiary of News Corp. and the shares of Class B Common Stock indirectly acquired by News Corp. as a result of the Stock Purchase, shall remain outstanding and unchanged as a result of the Merger.

          No certificate or scrip representing fractional News Corp. Preferred ADRs shall be issued upon the surrender for exchange of capital stock of the Company in the Stock Purchase or the Merger. In lieu of any fractional News Corp. Preferred ADR, each holder of capital stock of the Company who would otherwise have been entitled to a fraction of an News Corp. Preferred ADR will be entitled to receive a cash payment in lieu of such frac-
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As of July 17, 1996
Page 6



tional News Corp. Preferred ADR in an amount equal to such fraction multiplied by $18.625.

          At the Effective Time, each outstanding Company Stock Option (as defined in Section 4(b)) shall immediately vest and be exercisable, if not vested and exercisable at such time, and all Company Stock Options shall be assumed by the surviving corporation in the Merger and adjusted in accordance with the terms thereof and this Memorandum to be exercisable to purchase News Corp. Preferred ADRs, as provided below. Following the Effective Time, each Company Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Option Plan (as defined in Section 4(b)) or any other agreement pursuant to which such Company Stock Option was subject immediately prior to the Effective Time, except as set forth in this
Section 1 and except that the number of News Corp. Preferred ADRs for which each such Company Stock Option shall be exercisable and the exercise price per share of such Company Stock Option shall be appropriately adjusted based upon the Exchange Ratio.

          At the Effective Time, each outstanding Company Warrant (as defined in
Section 4(b)) granted prior to the date of this Memorandum shall be assumed by the surviving corporation in the Merger and adjusted in accordance with the terms thereof and this Memorandum to be exercisable to purchase News Corp. Preferred ADRs, as provided below. Following the Effective Time, each Company Warrant shall continue to have, and shall be subject to, the same terms and conditions set forth in the agreement pursuant to which such Company Warrant was subject immediately prior to the Effective Time, except as set forth in this
Section 1 and except that the number of News Corp. Preferred ADRs for which each such Company Warrant shall be exercisable and the exercise price per share of such Company Warrant shall be appropriately adjusted based upon the Exchange Ratio.


          The Certificate of Incorporation of the Company immediately prior to the Effective Time shall be the Certificate of Incorporation of the surviving corporation
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The News Corporation Limited
As of July 17, 1996
Page 7



in the Merger, until amended in accordance with the Delaware General Corporation Law (the "DGCL").

          2.   Definitive Agreements.  News Corp., the Company and the Parent
               ---------------------
shall promptly and diligently negotiate in good faith and use their respective best efforts to reach agreement on the Stock Purchase Agreement, the Merger Agreement, the Real Estate Purchase Agreement and the other Definitive Agreements, each of which shall be consistent with the terms hereof and shall contain such representations, warranties, covenants, conditions and indemnification as are set forth below as well as those customary for transactions similar to those provided herein and therein, including, without limitation, customary representations, warranties, covenants and indemnification relating to income taxes of Holdings and the consolidated group in which it was included prior to the Closing Date. Although the parties intend to diligently negotiate and promptly enter into the Definitive Agreements, the parties acknowledge and agree that this Memorandum contains all of the essential terms of the Transactions (as defined below) and, in the event that the parties do not enter into Definitive Agreements, that this Memorandum is a binding agreement and shall form the basis for consummation of the Transactions contemplated hereby.

          3.  Conditions; Closing.
              -------------------

               (a) The parties' respective obligations to consummate the Stock Purchase, the Merger and the other transactions contemplated hereby (collectively, the "Transactions") shall be subject to the following conditions:
(i) the stockholders of the Company shall have approved this Memorandum or the Merger Agreement, as the case may be, the Merger, the Stock Purchase and the other Transactions; (ii) the closing of the Transactions shall have occurred on or before June 30, 1997 (the "Outside Date"); (iii) all necessary regulatory and governmental approvals and consents, including the approval of the Federal Communications Commission (the "FCC"), shall have been obtained; (iv) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been
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The News Corporation Limited
As of July 17, 1996
Page 8


terminated; and (v) no action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or governmental entity which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

          (b) Subject to the satisfaction or waiver of all of the conditions to closing contained in Section 3(a), the closing of the Transactions (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the fifth business day after the satisfaction or waiver of the conditions to Closing contained in
Section 3(a), at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

          4.  Representations and Warranties of the Company and Parent.  The
              --------------------------------------------------------
Company, Holdings and Parent hereby represent and warrant to News Corp. that:

          (a) Organization and Qualifications. Each of the Company, Parent, Holdings and each Company subsidiary is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the
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The News Corporation Limited
As of July 17, 1996
Page 9


aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect").

          (b) Capitalization. Subject to Section 4(b)(i) of the disclosure schedule of the Company attached as Exhibit B hereto (the "Company Disclosure
                                    ---------
Schedule"): (i) The authorized capital stock of the Company consists of 400,000,000 shares of Class A Common Stock, 400,000,000 shares of Class B Common Stock (together with the Class A Common Stock, the "Company Common Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share, of which 1,200,000 shares were designated as Series A Preferred Stock, 250,000 shares were designated as Series B Preferred Stock, 25,000 shares were designated as Series C Senior Preferred Stock, and 300,000 shares were designated as Series E Preferred Stock (together with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Senior Preferred Stock, the "Company Preferred Stock"). As of June 30, 1996, (i)(A) 28,986,326 shares of Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) 38,277,908 shares of Class B Common Stock were issued and outstanding, all of which were fully paid and nonassessable and 37,192,236 of which in the aggregate were held by Parent and Holdings (and, except for 1,500,000 Class B Warrants (as defined below), no other shares of capital stock of the Company are owned by any affiliate of Parent or Holdings), (C) 1,200,000 shares of Series A Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable, (D) 250,000 shares of Series B Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable, (E) 25,000 shares of Series C Senior Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable, and (F) 300,000 shares of Series E Preferred Stock were issued and outstanding, all of which were fully paid and nonassessable; (ii) 13,375,000 warrants to purchase shares of Class A Common Stock (the "Class A Warrants") were issued and outstanding;
(iii) 3,476,955 warrants to purchase shares of Class B Common Stock (the "Class B Warrants" and, together with the Class A Warrants, the
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As of July 17, 1996
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"Company Warrants") were issued and outstanding; and (iv)(A) 20,853,604 shares of Class A Common Stock were reserved for issuance upon conversion of the Series B Preferred Stock and the Series E Preferred Stock, (B) 5,903,188 shares of the Class B Common Stock were reserved for issuance upon conversion of the Series A Preferred Stock, (C) 15,203,340 shares of Class A Common Stock were reserved for issuance upon exercise of the Class A Warrants, (D) 3,476,955 shares of Class B Common Stock were reserved for issuance upon exercise of the Class B Warrants,
(E) 5,732,660 shares of Class A Common Stock were reserved for issuance upon exercise of outstanding stock options (the "Company Stock Options") granted pursuant to the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan (collectively, the "Company Stock Option Plans") and (F) 1,467,340 shares of Class A Common Stock were reserved for issuance upon exercise of options available for grant under the Company Stock Option Plans. Except as set forth above, as of June 30, 1996, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except (i) upon the exercise of the Company Stock Options outstanding on June 30, 1996 or (ii) upon the conversion of convertible securities or upon the exercise of Company Warrants, in each case outstanding on June 30, 1996. Except as set forth above and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of the Company or any Company subsidiary, or obligating the Parent, Holdings, any Company subsidiary or AGI to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Company or any Company subsidiary. Except for required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof, there are no outstanding contractual obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock
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The News Corporation Limited
As of July 17, 1996
Page 11




or any other shares of capital stock of the Company or any Company subsidiary.

          (ii) The authorized capital stock of Holdings consists of 1,000 shares of common stock, par value $.01 per share (the "Holdings Common Stock"), and 1,000 shares of preferred stock, par value $.01 per share, of which 100 shares of Holdings Common Stock are issued and outstanding. All of the issued and outstanding shares of Holdings Common Stock are owned by Parent. Subject to
Section 4(b)(ii) of the Company Disclosure Schedule, as of the date hereof, there are no options or agreements relating to the issued or unissued capital stock of Holdings or obligating Holdings, any Holdings subsidiary or Parent to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Holdings.

          (c) Authority Relative to This Memorandum. Each of the Company, Holdings, and Parent has all necessary corporate power and authority to execute and deliver this Memorandum, to perform its obligations hereunder and, subject to adoption of this Memorandum by the stockholders of the Company as contemplated hereby (the "Company Stockholder Approval"), to consummate the Transactions. The execution and delivery of this Memorandum by each of the Company, Holdings and Parent and the consummation by each of them of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company, Holdings or Parent is necessary to authorize this Memorandum or to consummate the Transactions (other than (i) the Company Stockholder Approval and (a) if the shares of Series A Preferred Stock are to be converted pursuant to Section 1(c), the approval of the Merger Agreement by the affirmative vote of holders of a majority of the shares of Series A Preferred Stock (the "Company Series A Preferred Stock Approval"), and (b) if the shares of Series E Preferred Stock are to be converted pursuant to Section 1(c), the approval of the Merger Agreement by the affirmative vote of holders of a majority of the shares of Series E Preferred Stock (the "Company Series E Preferred Stock Approval"), and
(ii) the fil-
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The News Corporation Limited
As of July 17, 1996
Page 12




ing of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL (the "Merger Filing")). This Memorandum has been duly and validly executed and delivered by each of the Company, Holdings and Parent and, assuming the due authorization, execution and delivery thereof by News Corp. and Acquiror Sub, constitutes the legal, valid and binding obligation of each of the Company, Holdings and Parent, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          (d) No Conflict; Required Filings and Consents. (i) The execution and delivery of this Memorandum by the Company, Holdings and the Parent do not, and the performance of their respective obligations under this Memorandum and the consummation of the Transactions by them will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Company, Holdings or the Parent or any of their respective material subsidiaries, (ii) subject to the making of the filings and obtaining the approvals identified in Section 4(d)(ii), conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company, Holdings, the Parent or any of their respective subsidiaries or by which any property or asset of the Company, Holdings, the Parent or any of their respective subsidiaries is bound or affected, or (iii) except as provided in
Section 4(d) of the Company Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by the Company, any Company subsidiary or the surviving corporation in the Merger) or modification in a manner materially adverse to the Company and the Company's subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien
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The News Corporation Limited
As of July 17, 1996
Page 13



or other encumbrance on any property or asset of the Company or any Company subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation, whether written or oral (collectively, "Contracts"), to which the Company or any Company subsidiary is a party or by which the Company or any Company subsidiary or any property or asset of the Company or any Company subsidiary is bound or affected, except, in the case of clauses (ii) and (iii) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent the Company, Holdings or the Parent from performing its obligations under this Memorandum in any material respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (ii) The execution and delivery of this Memorandum by the Company, Holdings and the Parent do not, and the performance of their obligations under this Memorandum and the consummation of the Transactions by them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the HSR Act, (C) approval of the Transactions by the FCC under the Federal Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC thereunder, and (D) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent the Company, Holdings or the Parent from performing their respective obligations under this Memorandum in any mate-
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The News Corporation Limited
As of July 17, 1996
Page 14


rial respect, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (e) SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by the Company and Holdings with the Securities and Exchange Commission (the "SEC") since December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, collectively, the "Company SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Company SEC Reports, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The respective consolidated financial statements of the Company and its subsidiaries and of Holdings and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the respective consolidated financial position of the Company and its subsidiaries and Holdings and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since March 31, 1996, neither the Company nor any of its subsidiaries nor Holdings nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obliga-
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As of July 17, 1996
Page 15


tions or contingencies (a) which are reflected on the unaudited balance sheet of the Company and its subsidiaries or Holdings and its subsidiaries, as the case may be, as at March 31, 1996 (including the notes thereto), or (b) which (i) were incurred in the ordinary course of business after March 31, 1996 and consistent with past practices, (ii) are disclosed in the Company SEC Reports filed after March 31, 1996 or (iii) would not, individually or in the aggregate, have a Company Material Adverse Effect. Since March 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any Company material subsidiary.

          (f)  Absence of Certain Changes or Events; Obligations.  Subject to
Section 4(f) of the Company Disclosure Schedule: (i) except as contemplated by this Memorandum or as disclosed in any Company SEC Report, since March 31, 1996,
(x) the Company and the Company subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in Section 6(a) and (y) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Company Material Adverse Effect other than any developments that generally affect the industry in which the Company operates.

          (ii) Except for the Holdings Notes, Holdings does not have any material liabilities or obligations. None of the Company, the Parent nor Holdings is obligated to make any payment to King World Productions, Inc. as a result of the recent discussions regarding a possible transaction between the Company and King World Productions, Inc.

          (g) The Partnership has, and at the Closing the Partnership will convey to News Corp., good and marketable title to, the Real Property, subject only to Permitted Exceptions (as defined below). The improvements on the Real Property (the "Improvements") do not encroach onto land adjoining the Real Property or onto any easements to such an extent as would materially

The News Corporation Limited
As of July 17, 1996
Page 16




impair the value of the Real Property and the Improvements, the continued use and operation of the Real Property and the Improvements for the same uses and operations as those conducted at the present time, and the improvements from land adjoining the Real Property do not encroach onto any part of the Real Property to such an extent as would materially impair the continued use and operation of the Real Property and the Improvements for the same uses and operations as those conducted at the present time. For the purposes of this Agreement, "Permitted Exceptions" means security interests, liens and other encumbrances for (i) property taxes not yet due and payable, (ii) workmen's, repairmen's or other similar liens imposed by law but not yet asserted arising or incurred in the ordinary course of business in respect of obligations which are not overdue, (iii) easements, covenants, rights-of-way, claims and other encumbrances of record specifically disclosed on the Title Policy (No. CL-1530-279593) issued by Stewart Title Guaranty Company dated April 14, 1995, (iv) zoning, building and other similar governmental restrictions applicable to the Real Property, and (v) security interests, liens, charges and other encumbrances related to the Real Property Loan Agreement.

          (h) Certain of the Company's subsidiaries have entered into (i) an Asset Purchase Agreement, dated as of May 22, 1996, with National Broadcasting Company, Inc. ("NBC") with respect to the sale to NBC of all of the assets related to WVTM-TV, Channel 13, Birmingham, Alabama, and (ii) an Asset Purchase Agreement, dated as of May 22, 1996, with NBC with respect to the sale to NBC of all of the assets related to KNSD-TV, Channel 39, San Diego, California (collectively, the "NBC Agreements"). Under the terms of the NBC Agreements, the Company expects to receive aggregate gross proceeds of $440 million, including a working capital adjustment. Based on such proceeds, the Company intends to file a Federal income tax return for the year ending December 31, 1996 which reflects a Federal tax from the closings of the transactions pursuant to the NBC Agreements (assuming such closings occur during such period), after giving effect to the application of operating loss carry forwards, not in excess of $30 million. To the extent per-

The News Corporation Limited
As of July 17, 1996
Page 17


mitted by existing Company Contracts, the Company intends to use the net proceeds received under the NBC Agreements to repay outstanding indebtedness and any balance will remain within the Company and its subsidiaries.

          5.  Representations and Warranties of News Corp.  News Corp. hereby
              --------------------------------------------
represents and warrants to the Company, Holdings and Parent that:

          (a) Organization and Qualifications. Each of News Corp. and each material News Corp. subsidiary is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of News Corp. and its subsidiaries, taken as a whole (a "News Corp. Material Adverse Effect").

          (b) Capitalization. The authorized capital stock of News Corp. consists of 5,000,000,000 shares of A$.50 each, of which, as of June 30, 1996, 1,940,029,769 were designated as Ordinary Shares, par value A$.50 each (the "News Corp. Ordinary Shares"), and were issued and outstanding, 977,363,617 were designated as shares of News Corp. Preferred Stock and were issued and outstanding, and 25,000,000 were designated as shares of 6.25% Convertible Preference Shares, par value A$.50 each (the "News Corp. Convertible Stock"), and were issued and outstanding. All of such shares were validly issued, fully paid and nonassessable. As of June 30, 1996, (i) (A) an aggregate of 2,598,530 options ("News Corp. Options") over Ordinary Shares were outstanding under the News Corp. Executives' Share Option Scheme (the "Executive Scheme"), (B) an aggregate of 1,299,265 News Corp. Options over News Corp. Preferred Stock were outstanding

The News Corporation Limited
As of July 17, 1996
Page 18




under the Executive Scheme, (C) an aggregate of 5,335,319 News Corp. Options over News Corp. Ordinary Shares were outstanding under the News Corp. Share Option Plan (the "Plan"), (D) an aggregate of 4,892,659 News Corp. Options over News Corp. Preferred Stock were outstanding under the Plan and (E) warrants to purchase an aggregate of $155,339,806 News Corp. Ordinary Shares (the "News Corp. Warrants") were outstanding, and (ii)(A) 155,339,806 News Corp. Ordinary Shares were reserved for exercise upon exercise of the News Corp. Warrants and
(B) 25,000,000 News Corp. Ordinary Shares and 12,500,000 shares of News Corp. Preferred Stock were reserved for issuance upon conversion of the News Corp. Convertible Stock on September 13, 1998 (the "Conversion Date"), provided the News Corp. Ordinary Share price is $21.62 per share or greater on the Conversion Date. (If the News Corp. Ordinary Share price is below $21.62 per share on the Conversion Date, the number of shares to be issued on conversion will be determined by dividing the adjusted share price into $500 million. The adjusted share price will be calculated as 92.5% of the weighted average sale price during the 10 trading days prior to the Conversion Date.) Except as set forth above, as of June 30, 1996, no shares of capital stock or other voting securities of News Corp. were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except (i) upon the exercise of News Corp. Stock Options outstanding on June 30, 1996 or (ii) upon the conversion of convertible securities or upon the exercise of the News Corp. Warrants. Except as set forth above, except with respect to agreements between News Corp. and MCI Communications Corporation, and the Scheme of Arrangement involving News Corp. and News International plc, the terms of each of which were previously disclosed to the Company, and except as contemplated herein, (i) there are no options or agreements relating to the issued or unissued capital stock of News Corp. or any News Corp. subsidiary, or obligating News Corp. or any News Corp. subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, News Corp. or any News Corp. subsidiary and
(ii) there are no outstand-

The News Corporation Limited
As of July 17, 1996
Page 19



ing contractual obligations of News Corp. or any News Corp. subsidiary to repurchase, redeem or otherwise acquire any shares of News Corp. capital stock or any shares of capital stock of any News Corp. subsidiary. All of the shares of News Corp. Preferred Stock underlying the News Corp. Preferred ADRs to be issued in the Stock Purchase and the Merger, when issued upon the terms and conditions set forth herein or, if applicable, in the Merger Agreement and the Stock Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) Authority Relative to This Memorandum. (i) News Corp. has all necessary corporate power and authority to execute and deliver this Memorandum, to perform its obligations hereunder and to consummate the Transactions.

          (ii) The execution and delivery of this Memorandum by News Corp. and the consummation by News Corp. of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of News Corp. are necessary to authorize this Memorandum or to consummate the Transactions (other than the Merger Filing). This Memorandum has been duly and validly executed and delivered by News Corp. and, assuming the due authorization, execution and delivery thereof by the Company, Holdings and the Parent, constitutes the legal, valid and binding obligation of News Corp., enforceable against News Corp. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

          (d) No Conflict; Required Filings and Consents. (i) The execution and delivery of this Memorandum by News Corp. do not, and the performance of its obligations under this Memorandum and the consummation of the Transactions by News Corp. will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of News Corp. or any material News Corp. subsidiary, (ii) subject to

The News Corporation Limited
As of July 17, 1996
Page 20



making the filings and obtaining the approvals identified in Section 5(d)(ii), conflict with or violate any Law applicable to News Corp. or any News Corp. subsidiary or by which any property or asset of News Corp. or any News Corp. subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 5(d)(ii), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner adverse to News Corp. and the News Corp. subsidiaries of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of News Corp. or any News Corp. subsidiary pursuant to, any Contract to which News Corp. or any News Corp. subsidiary is a party or by which News Corp. or any News Corp. subsidiary or any property or asset of News Corp. or any News Corp. subsidiary is bound, except, in the case of clauses (ii) and (iii), for any such conflicts and violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent News Corp. from performing its obligations under this Memorandum in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

          (ii) The execution and delivery of this Memorandum by News Corp. do not, and the performance of its obligations under this Memorandum and the consummation of the Transactions by News Corp. will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act or the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, (C) approval of the FCC under the Communications Act, (D) the Merger Filing, and (E) the filing of listing applications with the stock exchanges on which the News Corp. Preferred Stock or News Corp. Preferred ADRs are listed and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make

The News Corporation Limited
As of July 17, 1996
Page 21



such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent News Corp. from performing its obligations under this Memorandum in any material respect, and would not, individually or in the aggregate, have a News Corp. Material Adverse Effect.

          (e) SEC Reports and Financial Statements. Each form, report, schedule and registration statement filed by News Corp. with the SEC since December 31, 1994 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "News Corp. SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the News Corp. SEC Reports, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of News Corp. and its subsidiaries included in such reports have been prepared in accordance with Australian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of News Corp. and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and such financial statements and the reconciliations to United States generally accepted accounting principles comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Since March 31, 1996, neither News Corp. nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise

The News Corporation Limited
As of July 17, 1996
Page 22


and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the audited balance sheet of News Corp. and its subsidiaries as at March 31, 1996 (including the notes thereto), or (b) which (i) were incurred in the ordinary course of business after March 31, 1996 and consistent with past practices, (ii) are disclosed in News Corp. SEC Reports filed after March 31, 1996 or (iii) would not, individually or in the aggregate, have a News Corp. Material Adverse Effect. Since March 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of News Corp. or any News Corp. material subsidiary.

          (f) Absence of Certain Changes or Events. Except as contemplated by this Memorandum or as disclosed in any News Corp. SEC Report, since March 31, 1996, (i) News Corp. and News Corp. subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in Section 6(b), and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a News Corp. Material Adverse Effect, other than events or developments generally affecting the industry in which News Corp. operates.


          6.   Covenants.
               ---------

          (a) Conduct of Business of the Company, Holdings and Parent Pending the Merger. Holdings and Parent covenant and agree that (i) until the Effective Time, (A) Holdings will not issue or authorize the issuance of, grant or otherwise create any additional shares of or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock and (B) except as contemplated herein, Parent and Holdings will not sell, pledge or otherwise dispose of any capital stock of Holdings or the Company and (ii) as of the Effective Time, Holdings will have no liabilities or obligations

The News Corporation Limited
As of July 17, 1996
Page 23


other than the Holdings Notes and liabilities and obligations under the Indenture relating to the Holdings Notes. The Company covenants and agrees that, except as expressly permitted or contemplated by this Memorandum, until the Effective Time, the Company shall, and shall cause each of its subsidiaries to, conduct its operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to preserve intact its business organizations' goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Memorandum or as set forth in Section 6(a) of the Company Disclosure Schedule, prior to the Effective Time, without the prior written consent of News Corp., the Company will not, and will cause each of its subsidiaries not to:

          (i) amend or otherwise change its certificate of incorporation or bylaws (other than immaterial bylaw amendments which will not interfere with or delay consummation of the Transactions);

          (ii) issue or authorize the issuance of, sell, pledge or otherwise dispose of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, other than (a) any such issuance pursuant to the exercise of outstanding Company Stock Options, or upon the conversion of outstanding convertible securities or Company Warrants, in each case in accordance with their respective terms as in effect on the date hereof or (b) the issuance of shares of capital stock of a Company subsidiary to the Company or any wholly owned Company subsidiary;

          (iii) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock, other than transactions between the Company and its wholly owned subsidiaries and required repurchases of options or stock

The News Corporation Limited
As of July 17, 1996
Page 24


upon termination of employment to the extent required by agreements in effect on the date hereof;

          (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except dividends declared and paid by a Company subsidiary only to the Company or a wholly owned Company subsidiary; provided, however, that the Company may declare and pay cash dividends on shares of Company Preferred Stock in accordance with their respective terms;

          (v) incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities if the aggregate amount of indebtedness so incurred, guaranteed or issued exceeds the sum of (i) the amount of indebtedness of the Company and its subsidiaries at June 30, 1996 plus (ii) the amount of the Company's unused commitments under its
              ----
credit facilities at June 30, 1996;

          (vi) merge, consolidate with or consummate any other business combination with any person;

          (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

          (viii) dispose of a substantial portion of the Company's assets in a transaction outside the ordinary course of business;

          (ix) take, or permit any affiliate to take, any other action that is reasonably likely to delay, or adversely impact, the approval of the Transactions contemplated hereby; or

          (x) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Conduct of Business of News Corp. Pending the Merger. News Corp. covenants and agrees that, except

The News Corporation Limited
As of July 17, 1996
Page 25


as expressly permitted or contemplated by this Memorandum, News Corp. shall, and shall cause each of its subsidiaries to, conduct its operations and business in the ordinary and usual course of business. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Memorandum, prior to the Effective Time, without the prior written consent of the Company, News Corp. will not, and will cause each of its subsidiaries not to:

          (i) amend its articles of association or by-laws in any manner that would be adverse to the holders of News Corp. capital stock, or, unless appropriate adjustment is made in the Exchange Ratio, subdivide, reclassify, recapitalize, split, combine or exchange any of its shares of capital stock; or

          (ii) take, or permit any affiliate to take, any action that is reasonably likely to delay, or adversely impact, the approval of the Transactions contemplated hereby.

          (c) Governmental Approvals. As promptly as practicable after the execution of this Memorandum, News Corp. and the Company shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act. News Corp. and the Company shall (i) use their best efforts to obtain clearance or authorization of the Stock Purchase and the Merger under the HSR Act at the earliest practicable time and (ii) initiate steps to obtain all required approvals (including approvals of the FCC to the transfer of broadcast licenses) and consents from governmental agencies and third parties and shall use their reasonable efforts to obtain such consents and approvals, including, without limitation, taking all action necessary, including commitments to divest the Milwaukee station to eliminate any Grade B contour overlap between the Milwaukee and Chicago markets. Notwithstanding the foregoing, News Corp. will not be required to take any action to reduce its coverage below 35% to the extent that such excess is due to (i) the Company's failure to divest the Birmingham and San Diego stations pursuant to the NBC Agreements, or (ii) changes in the current FCC attribution rules.

The News Corporation Limited
As of July 17, 1996
Page 26



          (d) Access to Information. From the date hereof to the Effective Time, each of the Company, Holdings, the Parent and News Corp. shall (and shall cause their respective Subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees, auditors and agents (the "Representatives") of the other parties reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books, records and tax returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested. To the extent permitted by law, all information obtained will be treated confidentially by the party receiving such information.

          (e) Further Action, Reasonable Efforts. (i) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, including foreign filings and submissions, and obtain all consents and approvals from parties to Contracts with the Company, Holdings or the Parent or their respective subsidiaries as are necessary for the consummation of the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Memorandum, the proper officers and directors of each party to this Memorandum shall use their reasonable efforts to take all such action.

          (ii) Each party shall use its best efforts not to take any action, or enter into any transaction, which would result in a breach of any covenant made by it in this Memorandum.

The News Corporation Limited
As of July 17, 1996
Page 27


          (f) Public Announcements. The Company, Holdings and the Parent, on the one hand, and News Corp., on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Memorandum or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement or arrangement to which it is a party with a national securities exchange if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

          (g) Registration Rights. News Corp. agrees to enter into an agreement to provide Parent and other persons who are "affiliates" of the Company immediately prior to the Effective Time with customary demand (including the right to a shelf registration for a period of two years following the Effective Time) registration rights for News Corp. Preferred ADRs issued in the Stock Purchase, the Merger and upon exercise of the Company Warrants.

          (h) Voting Agreement. Parent agrees that, during the term of this Memorandum, at any meeting of the stockholders of the Company called for such purpose, Parent shall vote, or cause to be voted, the shares of capital stock of the Company beneficially owned by it and its subsidiaries in favor of the Transactions, this Memorandum and, if applicable, the Merger Agreement, the Stock Purchase Agreement and the Real Estate Purchase Agreement.

          7.   Termination.  The parties' obligations under this Memorandum may
               -----------
be terminated and the proposed Transactions abandoned as follows:

               (a) by mutual agreement of the parties;

The News Corporation Limited
As of July 17, 1996
Page 28


          (b) by either party if the Closing Date shall not have occurred on or before the Outside Date or a court of competent jurisdiction in the United States or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Stock Purchase, the Merger or any of the other material Transactions contemplated hereby and such order, judgment or decree has become final and non-appealable;

          (c) by the Company, Holdings and Parent if News Corp. has committed a material breach of this Memorandum;

          (d) by News Corp. if any of the Company, Holdings or the Parent has committed a material breach of this Memorandum;

          (e)  by News Corp. if:

               (i) the Parent, Holdings or the Company or any of their affiliates enters into any agreement to consummate a Qualifying Proposal (as defined below); or

                    (ii) the Company's board of directors approves or recommends any Qualifying Proposal.

          (f) by the Parent, Holdings or the Company if the Company's board of directors approves, and the Company enters into, an agreement providing for a Qualifying Proposal. For purposes of this Memorandum, a "Qualifying Proposal" shall mean a written, bona fide Acquisition Proposal (as defined below) that the Company's board of directors (i) determines is reasonably capable of being financed and (ii) determines, after consultation with its financial advisors, provides consideration to the holders of the Company's capital stock that is more favorable than that provided by the Transactions. For purposes of this Memorandum, an "Acquisition Proposal" shall mean a merger or other business combination involving the Company or any subsidiary of the Company, or an offer to acquire in any manner, directly or indirectly, an equity interest in, substantially all

The News Corporation Limited
As of July 17, 1996
Page 29


of the equity securities of, or a substantial portion of the assets of the Company or any subsidiary of the Company.

          8.   Effect of Memorandum of Understanding.  It is understood that
               -------------------------------------
this Memorandum constitutes a binding agreement as to the terms of and our respective obligations with respect to the Transactions. It also specifies our agreement as to the basis on which we will proceed from this point forward as we negotiate the definitive Stock Purchase and Merger Agreements and the other Definitive Agreements. News Corp. may assign its rights under this Memorandum to any subsidiary of News Corp. (for these purposes Twentieth Holdings Corporation and its subsidiaries are deemed to be subsidiaries of News Corp.); provided, that News Corp. shall remain responsible for all obligations
- --------
hereunder.

          9.   Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally, telecopied (receipt of which is confirmed by the person to whom sent) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to the Company, the Parent or Holdings, to:

               c/o Andrews Group Incorporated
               3200 Windy Hill Road
               Suite 1100-West
               Atlanta, Georgia  30339
               Telecopy No.:  (770) 563-9610
               Attention:  Terry C. Bridges

                    and

               c/o Andrews Group Incorporated
               35 East 62nd Street
               New York, New York 10021
               Telecopy No.:  (212)  752-5056
               Attention:  Barry F. Schwartz

The News Corporation Limited
As of July 17, 1996
Page 30





               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               300 South Grand Avenue
               Los Angeles, California  90071
               Telecopy No.:  (213) 687-5600
               Attention:  Thomas C. Janson, Jr.

          (b)  If to News Corp., to:

               The News Corporation Limited
               1211 Avenue of the Americas
               New York, New York 10036
               Attention:  Arthur M. Siskind

          10.  Governing Law.  This Memorandum, the Merger Agreement and the
               -------------
Stock Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed in such state.

The News Corporation Limited
As of July 17, 1996
Page 31




     If you agree to the foregoing, please return a signed copy of this Memorandum to the undersigned.


                            Very truly yours,


                            NEW WORLD COMMUNICATIONS GROUP
                                INCORPORATED


                            By:/s/ William C. Bevins
                               -------------------------------
                               Name:       William C. Bevins
                               Title:      Chief Executive
                                             Officer


                            NWCG (PARENT) HOLDINGS CORPORATION


                            By:/s/ William C. Bevins
                               -------------------------------
                               Name:       William C. Bevins
                               Title:      Chief Executive
                                              Officer


                            NWCG HOLDINGS CORPORATION


                            By: /s/ William C. Bevins
                               -------------------------------
                               Name:       William C. Bevins
                               Title:      Chief Executive
                                              Officer


Accepted and agreed to:

THE NEWS CORPORATION LIMITED


By: /s/ Arthur M. Siskind
   ------------------------
   Name:  Arthur M. Siskind
   Title:  Director

The News Corporation Limited
As of July 17, 1996
Page 32
                                   EXHIBIT A
                                   ---------

                            Description of the Land
                            -----------------------

Lots 1 through 9, inclusive, of Block 7, Tract 7514, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 80, Pages 81 and 82 of maps, in the Office of the County Recorder of said County.

                                   EXHIBIT B
                                   ---------

                        The Company Disclosure Schedule
                        -------------------------------

SECTION 4 (b)(i)
- ----------------

1. The Company has entered into a Settlement Agreement, dated September 1, 1995, in connection with the settlement of an action entitled Steven Cooperman, et al. v. Ronald O. Perelman, et al., pursuant to which the Company has agreed to issue warrants to purchase 2,000,000 shares of Class A Common Stock at an exercise price equal to the market price on the date of issuance. The settlement agreement is subject to court approval.

2. New World Television Incorporated ("NWT") makes annual investments in New World Entertainment, Ltd. ("NWE"), as a "Program Co. Investment" pursuant to the Credit Agreement, dated as of May 25, 1993, among SCI Television, Inc., the lenders named therein, and Canadian Imperial Bank of Commerce, New York Agency, as Agent thereunder.

3.      Pending option grants for 103,000 options.

4. Certain ongoing employment agreements entered into by the Company predecessors permit, under certain circumstances involving the termination of the employment of the employees party thereto, such terminated employee to require the Company to repurchase for cash Company Stock Options held by such terminated employee. Such options total 515,000 in the aggregate, of which all but 66,666 are vested. It has been the practice of the Company to encourage such terminated employees who wish to require the Company to repurchase Company Stock Options to exercise and sell such options by offering to pay the employee's commissions and expenses in connection with such sales.

SECTION 4(b)(ii)
- ----------------

1. Consent to the Transactions is required under an agreement between Parent and a third party, which consent will be obtained on or prior to the Closing Date.

SECTION 4 (d)
- -------------

1. The provisions of the following agreements will be violated as result of the Transactions: (i) the Credit Agreement, dated as of September 29, 1994, among NWC Acquisition Corporation, the financial institutions party thereto, and The Chase Manhattan Bank, N.A. and Chemical Bank, as Agents thereunder, (ii) the Credit Agreement, dated as of May 25, 1993, among SCI Television, Inc., the lenders named therein, and Canadian Imperial Bank of Commerce, New York Agency, as Agent thereunder, (iii) the Credit Agreement, dated as of July 25, 1995, among New World Entertainment, Ltd., the financial institutions party thereto, and Chemical Bank, as Agent, (iv) the Indenture, dated as of May 25, 1993, between SCI and NationsBank of Georgia, as Trustee, relating to the Senior Secured Notes due June 30, 1998, and (v) the Indenture, dated as of May 25, 1993, between SCI and Continental Bank, National Association, as Trustee, relating to the 11% Senior Secured Notes due June 30, 2005.

2. Arthur H. Bilger's employment agreement contains change of control provisions.

3. The terms of the Series A Preferred Stock and the Series E Preferred Stock contain change of control provisions.

4. Consent to the Transaction is required under an agreement between Parent and a third party, which consent will be obtained on or prior to the Closing Date.

SECTION 4 (f)
- -------------

1. Certain Company subsidiaries have entered into the NBC Agreements (as defined in Section 5 of the Memorandum).

2. The Company has assigned to New Dallas Media, Inc. its option to purchase from Dallas Media Investors, Inc. all of the assets related to KDFI-TV, Dallas-Fort Worth, Texas ("KDFI"), and has entered into an Option Agreement (together with the agreements contemplated thereby, the "KDFI Option Agreement") with New Dallas Media Inc. to purchase from New Dallas Media, Inc. all of the assets of KDFI.

3. The Company has an option to purchase such number of additional shares of capital stock of Guthy-Renker as would result in the Company owning 50% of the outstanding shares of capital stock of Guthy-Renker. If such option is exercised, the stockholders of Guthy-Render have the right to put to the Company all shares of capital stock of Guthy-Renker owned by them. Such option expires in November 1996 and the Company may exercise such option prior to such expiration. The Company will not exercise such option without News Corp.'s consent.

SECTION 6 (a)
- -------------

The transactions and the effects of the transactions set forth below:

1.      The Company has entered into the NBC Agreements.

2. The Company has assigned to New Dallas Media, Inc its option to purchase from Dallas Media Investors, Inc. all of the assets related to KDFI and has entered into the KDFI Option Agreement.

3. The Company has an option to purchase such number of additional shares of capital stock of Guthy-Renker as would result in Company owning 50% of the outstanding shares of capital stock of Guthy-Renker. If such option is exercised, the stockholders of Guthy-Renker have the right to put to the Company all shares of capital stock of Guthy-Renker owned by them. Such option expires in November 1996 and the Company may exercise such option prior to such expiration. The Company will not exercise such option without News Corp.'s consent.

4. In connection with the sale of WTVM and KNSD, the Company intends to accelerate the vesting of 64,169 stock options held by employees of such stations and to extend the post-termination exercise period of such options.

5. Certain ongoing employment agreements entered into by the Company predecessors permit, under certain circumstances involving the termination of the employment of the employees party thereto, such terminated employee to require to Company to repurchase for cash Company Stock Options held by such terminated employee. Such options total 515,000 in the aggregate, of which all but 66,666 are vested. It has been the practice of the Company to encourage such terminated employees who wish to require the Company to repurchase Company Stock Options to exercise and sell such options by offering to pay the employee's commissions and expenses in connection with such sales.